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                                                                   EXHIBIT 10.24


                        ADDENDUM FOR MANUFACTURING SPACE

This agreement entered into on 11/1/00, by and between Javid LLC, a corporation chartered under the laws of the state of AZ, and having its principal offices located at 2755 N. Grand Ave. [_____ ] AZ., herein referred to as SELLER, and ___________________________, a corporation chartered under the laws of the state of ___________________ and having it's principal offices located at _____________________ herein referred to as PURCHASER.

Whereas, Seller has contractual relationships with one or more Mexican corporations organized under the General Corporation Law of Mexico qualified and registered to do business under the maquiladora assembly or manufacturing programs prescribed by the Law for the furnishing of manufacturing assembly space (hereinafter referred to as "space"), and,

Whereas, Seller upon agreement, can furnish space at the following selected location in Nogales, Sonora, Mexico, pursuant to it's aforementioned existing established contractual relationships in accordance with the terms and conditions set forth below; and,

Whereas, Purchaser is desirous of using the space offered by Seller.

Therefore, it is agreed as follows:

1. The Seller has entered into a lease agreement for manufacturing space located at Calle San Jose Fraccionamiento Los Alamos in the city of Nogales, Sonora, Mexico on the sole behalf of the Purchaser. This lease agreement has been executed between Roberto Klosek representing CAMEX de Nogales, S.A. de C.V.) and Sr. Alberto Sanchez Gayou (representing himself and Ruby Yamil Osuna Delgadillo, Ariadna Rebecca Osuna Delgadillo). Purchaser assumes full responsibility for said lease terms and conditions.

2. The space is 30,760 square feet in size and is being leased at a rate of US$4.25 per square foot, per year for a total of US$130,730 per year, payable in monthly installments on the first day of each month.

3. The term of the lease is for three (3) years and fifteen (15) days from January 15, 2000 allowing for a prorated lease rate for the month of January.

4. The building shall be fit for occupancy at 12:01 a.m. on January 15, 2000, per the terms and conditions of the lease agreement.

5. Purchaser is responsible for needed leasehold improvements to support their manufacturing operation as detailed in Articles I and II of the Contractual Guideline for Shelter Program Relationships.

6. Seller shall use its best effort to assist in the facilitation of the manufacturing space to meet the Purchaser's requirements.

7. Purchaser shall indemnify and hold Seller harmless of any liabilities associated with the terms and conditions of the lease contract that has been executed on the Purchaser's behalf.

IN WITNESS WHEREOF the parties hereto have executed this addendum, or caused this addendum to be executed, as of this day and year written below:

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PURCHASER:                                     SELLER:

BY  /s/ Jane K Conner                          BY  /s/ Roberto Klosek
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TITLE  Chief Financial Officer                 TITLE  President & CEO
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DATE  January 11, 2000                         DATE  11/1/00
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AGREEMENT START DATE  Dec. 28, 1999
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